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                                                                     Exhibit 5.1
                                 March 6, 2001

IPG Photonics Corporation
P.O. Box 519
660 Main Street
Sturbridge, Massachusetts 01566

          Re:  Registration Statement on Form S-1
               of IPG Photonics Corporation (No. 333-51560)
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Ladies and Gentlemen:

          We have acted as special counsel to IPG Photonics Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-1 of the offer and sale (the "Offering") of 8,200,000 shares (the "Firm Shares") of Common Stock of the Company, par value of $.0001 per share (the "Common Stock"), and up to an additional 1,175,000 shares of Common Stock (the "Option Shares" and, together with the Firm Shares, the "Shares") that the underwriters named in the Registration Statement (as defined below) have an option to purchase from the Company solely to cover over-allotments.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement relating to the Shares as filed with the Securities and Exchange Commission (the "Commission") on December 8, 2000 under the Act, as amended by Amendment No. 1 thereto filed with the Commission on February 2, 2001 and as further amended by Amendment No. 2 thereto filed with the Commission on March 6, 2001 (as so amended, the "Registration Statement"),
(ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iii) the By-laws of the Company, as currently in effect,
(iv) the form of the U.S. Underwriting Agreement to be entered into by the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robertson
Stephens, Inc., CIBC World Markets Corp., U.S. Bancorp Piper Jaffray Inc. and Wit SoundView Corporation (the "U.S. Underwriting Agreement"), (v) the form of the International Underwriting Agreement to be entered into by the Company, Merrill Lynch International, Robertson Stephens, CIBC World Markets, U.S. Bancorp Piper Jaffray and Wit SoundView Corporation (the "International Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements") and (vi) resolutions of the Board of Directors of the Company relating to, among other things, the issuance and sale of the Shares and the filing of the Registration Statement (the "Board Resolutions"). We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

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          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in accordance with the provisions of the Underwriting Agreements following approval thereof by the Pricing Committee of the Board of Directors of the Company referred to in the Board Resolutions, shall be legally issued, fully paid and non-assessable.

          We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectuses included in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                                  Very truly yours,

                                  /s/ Winston & Strawn

                                      Winston & Strawn